Exhibit 99.3

Corporate Presentation November 2025

Forward Looking Statements & Disclaimers This presentation contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to,anticipated discovery, preclinical activities for Prelude’s product candidates and milestones, the potential safety, efficacy, benefits and addressable market for Prelude Therapeutic Incorporated's (the "Company") product candidates. Any statements contained herein or provided orally that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by such terminology as ‘‘believe,’’ ‘‘may,’’ ‘‘will,’’ ‘‘potentially,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘could,’’ ‘‘would,’’ ‘‘project,’’ ‘‘plan,’’ ‘‘expect’’ and similar expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these words. Statements, including forward-looking statements, speak only to the date they are provided (unless an earlier date is indicated). This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale ofsecurities of the Company in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, and any other applicable securities laws. These forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to us. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. If such assumptions do not fully materialize or prove incorrect, the events or circumstances referred to in the forward-looking statements may not occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Additional risks and uncertainties that could affect our business are included under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024.

We are on a mission to extend the promise of precision medicine to every cancer patient in need Select the best modality to precisely target oncogenic mechanisms Strive for first- or best-in-class and anchor to patient unmet need Draw on decades of experience and proven leadership to drive innovation

Experienced Leadership Team With Proven Track Records Kris Vaddi, PhD Chief Executive Officer Peggy Scherle, PhD Chief Scientific Officer Andrew Combs, PhD Chief Chemistry Officer Sean Brusky, MBA Chief Business Officer Bryant Lim, J.D. Chief Financial Officer,Chief Legal Officer, Secretary Dr. Victor Sandor, former CMO at Array BioPharma and current member of our Board of Directors, will serve as a senior medical advisor, providing strategic and operational leadership for our clinical development programs

Prelude’s Pipeline & Discovery Engine

Our Investment Thesis Centers on Advancing Two Programs – Both Representing Highly Differentiated Approaches to Clinically Validated Targets JAK2V617F Mutant Selective Inhibitors Potentially transformative JAK2V617F allosteric JH2 inhibitors with potential to reduce mutant allele burden and modify the course of disease progression in patients with myeloproliferative neoplasms (MPNs) KAT6A Highly Selective Oral Degraders First-in-class KAT6A degraders, with absolute selectivity over KAT6B – a differentiated approach against a clinically validated target in ER+ breast cancer with pan-tumor potential in other malignancies Confidential

JAK2V617F is the Primary Driver Mutation Leading to Activated JAK-STAT Signaling, Uncontrolled Proliferation, and Disease Progression in MPNs •    The JAK-STAT pathway mediates growth factor signaling, most notably: −    Thrombopoietin receptor for platelet production −    Erythropoietin receptor for red blood cell production •    The JAK2V617F mutation leads to growth factor-independent hyperactivation of JAK-STAT pathway and uncontrolled myeloid and erythroid proliferation •    Inhibition of wildtype JAK2 causes anemia and thrombocytopenia and current JAK inhibitors, like ruxolitinib (Jakafi®), while effective, equally inhibit both WT and V617F-mutated (VF+) JAK2 •    JAK2 JH2 inhibitors that selectively target VF+ progenitor cells have potential to reduce mutant allele burden, modify disease progression, and transform treatment outcomes for MPN patients

A JAK2V617F Mutant Selective Inhibitor Could Become a Disease Modifying Option for the Majority of MPN Patients and Represents an Expansive Opportunity Sources: NCI SEER Database (accessed Dec 2024), Leukemia & Lymphoma Society Facts & Figures; F. Passamonte et.al., “Clinical Significance of JAK2 V617F Mutant Allele Burden”; Haematologica 2009 Jan;94(1):7–10

Prelude Scientists Recently Discovered the First Known JAK2 Inhibitors That Bind in the JAK2 JH2 “Deep Pocket” Where the V617F Mutation Resides Allosteric JH2 Regulatory Domain vs Catalytic Domain Prelude JAK2 JH2 Inhibitors Bind into the “Deep Pocket” Adjacent to V617F Mutation

JAK2V617F Mutant Selective Inhibitors Are Highly Differentiated From 1st Generation JAK Inhibitors in a Large and Growing Market •    Global sales of ruxolitinib (Jakafi® /Jakavi®) in MPNs grew to over $4.5B in 20241,2 −    Continuing strong sales growth for ruxolitinib in PV •    First generation JAK inhibitors have delivered transformative efficacy for MF patients −    Highly effective at reducing symptoms and spleen size −    However, toxicities from wild-type activity limit ability to reach maximal efficacy •    Ruxolitinib is the only JAK inhibitor approved in PV (2L) and none are approved in ET •    Prelude’s JAK2V617F mutant selective inhibitors demonstrate: −    Potent and selective reduction in JAK2V617F cells in vitro compared to WT cells −    Improved efficacy, reduced toxicity, and rapid reduction of mutant alleles in vivo −    Potential for transformative efficacy and disease modification in PV, ET and MF First Public Disclosure of Preclinical Data on Prelude’s JAK2V617F Program Accepted for Oral Presentation at ASH 20253 1 - Incyte Pharmaceuticals (Q4 2024 Financial Results and Corporate Update Presentation, February 10, 2025); JAKAFI is a registered trademark of Incyte 2 - Novartis Pharmaceuticals (Full Year 2024 Product Sales, Accessed August 2025; JAKAVI is a registered trademark of Novartis 3 - Abstract can be found on the ASH 2025 website ASH Annual Meeting & Exposition - Hematology.org.

Option Agreement With Incyte Provides Significant Capital to Further Advance the JAK2V617F and KAT6A Degrader Programs Exclusive option agreement with Incyte announced November 2025

Our Investment Thesis Centers on Advancing Two Programs – Both Representing Highly Differentiated Approaches to Clinically Validated Targets JAK2V617F Mutant Selective Inhibitors Potentially transformative JAK2V617F allosteric JH2 inhibitors with potential to reduce mutant allele burden and modify the course of disease progression in patients with myeloproliferative neoplasms (MPNs) KAT6A Highly Selective Oral Degraders First-in-class KAT6A degraders, with absolute selectivity over KAT6B – a differentiated approach against a clinically validated target in ER+ breast cancer with pan-tumor potential in other malignancies

Prelude’s First-In-Class Oral KAT6A Selective Degraders •    A KAT6A/B dual inhibitor is now in pivotal phase 3 trials in combination with fulvestrant, after progression on a CDK4/6 inhibitor −    Demonstrated efficacy in post CDK4/6 inhibitor setting in a broad population of ER+ BC including PIK3CA-, ESR1-mutated patients, providing clinical validation for target −    Clinically relevant safety observations including dysgeusia and grade 3/4 neutropenia −    Combinations with other agents, particularly CDK4/6 inhibitors could prove challenging with potential for overlapping toxicities and required dose modifications •    Our KAT6A program aims to demonstrate a superior clinical profile −    Optimal efficacy −    Lower neutropenia and dysgeusia −    Improved combinability profile with other agents (e.g. oral SERDs, AIs, CDK4/6s, PI3Kis) •    ER+ breast cancer treatment market is projected to reach $42B by 20331 −    Most common type of breast cancer, representing 70% of all cases 1.    Vision Research Reports; "Estrogen Receptor Positive Breast Cancer Treatment Market Forecast 2024-2033. Estrogen Receptor Positive Breast Cancer Treatment Market Size | Companies

Selectively Degrading KAT6A is a Novel Approach with Potential to Deliver Differentiated Safety and Efficacy Over Non-Selective KAT6A/B Inhibitors

Our Lead KAT6A Selective Degrader Development Candidate Lead DC is a Potent KAT6A Degrader in Preclinical Models Absolute Degradation Selectivity (KAT6A vs KAT6B) In Vivo Efficacy •    Absolute kinetic selectivity for 6A/6B (>1000-fold) •    Global proteomics demonstrates selective KAT6A degradation •    Excellent oral PK across species •    Compelling in vivo efficacy as monotherapy in multiple models •    Reduced effect on neutrophils in preclinical models •    Non-GLP DRF studies complete •    IND-enabling studies initiated

Our Lead DC Drives Tumor Regressions in T47-D Model with Significantly Greater Monotherapy Activity than KAT6A/B Inhibitor + Fulvestrant Combination Tumor Regressions Observed at Low Doses Significant TGI as Monotherapy vs. KAT6A/Bi + fulvestrant •    Lead DC demonstrates dose-dependent efficacy, driving tumor regressions at low daily oral doses in preclinical models •    Human equivalent dose projection of 5-10 mg QD •    Well-tolerated with no observed body weight loss in preclinical models Prelude Data on File

KAT6A Selective Degraders Show Potential for Lower Bone Marrow Toxicity in Preclinical Models Compared to KAT6A/B Dual Inhibitors Dose Response of CFU-GM Neutrophils Day 5 Ex vivo and in vivo studies with KAT6A selective degraders show limited effects on neutrophils in contrast to dual KAT6A/B inhibitors and degraders Prelude Data on File

KAT6A Selective Degrader Program Summary •    Prelude invented multiple first-in-class, highly selective KAT6A degraders which demonstrate favorable preclinical results •    KAT6A degraders show potential to achieve best-in-class efficacy and ability to differentiate on safety and combinability early in clinical development •    Lead DC has completed dosing in non-GLP studies in rats and dogs •    On-track to advance to IND filing in mid-2026 •    Phase 1 start expected 2H 2026

Prelude is Applying Our Expertise in Targeted Protein Degradation to Advance The Next Generation of Degrader Antibody Conjugates (DACs) Traditional ADCs •    Non-selective Genotoxic Payloads •    Limited Payload Diversity •    Broad Chemotherapy Liabilities •    Resistance Emerging to Common Cytotoxic Payloads Next Gen DACs •    Dual Targeting -    Tumor-Specific Cell Surface Antigen, and -    Targeted Degradation of Critical Proteins in Validated Cancer Pathways •    Dual Targeting Expands Therapeutic Index •    Overcomes Cytotoxic Payload Resistance Fu, Z., Li, S., Han, S. et al. Sig Transduct Target Ther 7, 93 (2022).

Prelude’s Degrader Payloads: Engineered to Improve Efficacy, Tolerability and Developability Compared to Traditional Cytotoxic Payloads Prelude’s Degrader Payloads Have the Potential to Deliver Novel DACs with Improved Efficacy and Therapeutic Index

Mutated Calreticulin (mCALR) Represents a Promising Target for Next Generation DACs CALR mutations are important in MPNs, associated with poor clinical prognosis and disease progression Mutant CALR is a neoantigen presented on the cell surface of malignant cells but not normal cells and is found in 25-35% of patients with Myelofibrosis (MF) and ET SMARCA2/4 and CDK9 degraders are both highly active in CALR mutated MPN cell lines and can be used as payloads for mCALR-targeted DACs mCALR-targeted DACs, delivering Prelude’s degrader payloads to disease-initiating clones have the potential to be first-in-class, disease modifying therapies Sources: NCI SEER Database (accessed Dec 2024), Leukemia & Lymphoma Society Facts & Figures; J.How et. al., Mutant calreticulin in myeloproliferative neoplasms, Blood (2019) 134 (25): 2242–2248

CALR x SMARCA2/4 DACs Demonstrate Robust and Selective Target Degradation and Cytotoxicity in CALR Mutant Cells and Robust Tumor Growth Inhibition In Vivo

Executive Summary •    Newly disclosed JAK2V617F mutant selective inhibitor program subject of a strategic option agreement with Incyte, with first disclosure at ASH 2025 •    First-in-class KAT6A selective degrader program poised to enter the clinic in 2026 with clear path to differentiation in ER+ breast cancer market •    On-going discovery effort focused on small molecules and DACs addressing areas of high unmet medical need •    Cash runway expected into 2027, based on the Company's preliminary estimates

Thank You Contact Us: Robert Doody SVP, Investor Relations rdoody@preludetx.com